EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Berger Holdings, Ltd. and Subsidiary

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BERGER HOLDINGS, LTD. (the "Company") of our report dated February 24, 1995, on our audits of the consolidated financial statements and financial statement schedules of the Company and its Subsidiaries as of December 31, 1994 and 1993 and for the years then ended, listed in Item 14(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.


                                     /S/ GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                                     Goldenberg Rosenthal Friedlander, LLP
                                     formerly known as Goldenberg/Rosenthal


Philadelphia, Pennsylvania
November 30, 1995


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